                                                                     EXHIBIT 3.1

                                    FORM OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  CARSON, INC.


            1. The name of the corporation (which is hereinafter referred to as the "Corporation") is "Carson, Inc."

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 10, 1995 under the name DNL Savannah Holding Corp. A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 22, 1995 under the name DNL Savannah Holding Corp. A Certificate of Amendment of Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 14, 1996, which Certificate of Amendment changed the name of the Corporation to Carson, Inc.

          3. This Amended and Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by written consent of the stockholders of the Corporation in lieu of a meeting and vote and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL") and, upon filing with the Secretary of State in accordance with Section 103, shall thenceforth supersede the original Certificate of Incorporation, as previously restated and amended, and shall, as it may thereafter be amended in accordance with its terms and by law, be the Amended and Restated Certificate of Incorporation of the Corporation.

          4. Upon the filing (the "Effective Time") of this Amended and Restated Certificate of Incorporation pursuant to the GCL, (i) each share of the Corporation's Class A Common Stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time ("Old Class A Common Stock") shall be reclassified as and changed into 11,370 validly issued, fully paid, and non-assessable shares of Class C Common Stock authorized by Article FOURTH of the Amended and Restated Certificate of Incorporation ("New Class C Common Stock") (totalling 10,011,512.4 shares of New Class C Common Stock), and (ii) each share of the Corporation's Class B Common Stock, par value $.01 per share, issued and outstanding immediately prior to
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                                                                               2

the Effective Time ("Old Class B Common Stock") shall be reclassified as and changed into 11,370 validly issued, fully paid, and non-assessable shares of Class B Common Stock authorized by Article FOURTH of the Amended and Restated Certificate of Incorporation ("New Class B Common Stock") (totalling 1,859,667.20 shares of New Class B Common Stock"), without any action on the part of the holder thereof (the "Reclassification"). Each certificate that theretofore represented a share or shares of Old Class A Common Stock or Old Class B Common Stock shall thereafter represent that number of shares of New Class C Common Stock or New Class B Common Stock, respectively, into which the share or shares of Old Class A Common Stock or Old Class B Common Stock, as applicable, represented by such certificate shall have been reclassified.

          5. The text of the Certificate of Incorporation of the Corporation, as previously restated and amended, is hereby amended and restated to read in its entirety as follows:

            FIRST: The name of the corporation is Carson, Inc. (hereinafter referred to as the "Corporation").

          SECOND: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (hereinafter referred to as the "GCL").

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One hundred seventy-two million (172,000,000) shares, consisting of (i) One hundred fifty million (150,000,000) shares of Class A Common Stock, par value $.01 per share (hereinafter referred to as the "Class A Common Stock"), (ii) two million (2,000,000) shares of Class B Common Stock, par value $.01 per share (hereinafter referred to as the "Class B Common Stock"), (iii) ten million (10,000,000) shares of Class C Common Stock, par value $.01 per share (hereinafter referred to as the "Class C Common Stock", and collectively with the Class A Common Stock and the Class B Common Stock, the "Common Stock"), and (iv) ten million (10,000,000) shares of preferred stock, par value $.01 per share (hereinafter referred to as the "Preferred Stock").
The designation, relative rights, preferences and limitations of the Preferred Stock and the Common Stock are as follows:

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                                                                               3

            (a)  Preferred Stock.
                 ---------------

          The Board of Directors of the Corporation (hereinafter referred to as the "Board of Directors") is hereby expressly authorized at any time, and from time to time, to create and provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the GCL (hereinafter referred to as a "Preferred Stock Designation"), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

       (A) the designation of (by distinguishing number, letter or title) and the number of shares constituting such series, which number the Board of Directors may thereafter (except as otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares of such series then outstanding);

       (B) the dividend rate for the payment of dividends on such series, if any, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of or any other series of capital stock, the conditions and dates upon which such dividends, if any, shall be payable, and whether such dividends, if any, shall be cumulative or non-cumulative;

       (C) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

       (D) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

       (E) the amounts payable on the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

       (F)  whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Corporation or any other corporation, and, if provision be made for any such conversion or exchange, the times, prices,
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                                                                               4

     rates, adjustments and any other terms and conditions of such conversion or exchange;

       (G) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

       (H) the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

       (I) the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

       (J) any other relative rights, preferences and limitations of that series.

            (b)  Common Stock.
                 ------------

          The Class A Common Stock, Class B Common Stock and Class C Common Stock shall be subject to the express terms of any series of Preferred Stock set forth in the Preferred Stock Designation relating thereto.

            (i)  Voting Rights.
                 -------------

       (A) Each share of Class A Common Stock shall be entitled to one vote on all matters submitted to the vote of the stockholders of the Corporation. Each share of Class C Common Stock shall be entitled to ten votes on all matters submitted to the vote of the stockholders of the Corporation.

       (B) Holders of shares of Class A Common Stock and Class C Common Stock will vote as a single class on all matters submitted to a vote of the stockholders.

       (C) Except as otherwise required by law or expressly provided herein, each holder of Class B Common Stock shall not be entitled to vote on any matter submitted to a vote of the stockholders of the Corporation. The holders of Class B Common Stock shall be entitled to vote as a separate class on any amendment, repeal or modification of any provision of this Amended and Restated Certificate of Incorporation that adversely affects the powers, preferences or special rights of the Class B Common Stock in a manner different from the adverse effect on the powers, preferences or special rights of the Class A Common Stock or the Class C Common Stock.
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                                                                               5

            (D) On any matter on which the holders of Class A Common Stock, Class B Common Stock (other than as provided in the second sentence of subparagraph (b)(i)(C) of this Article FOURTH) and Class C Common Stock are entitled to vote, such holders shall vote together as a single class with each share of Class A Common Stock being entitled to one vote and each share of Class B Common Stock and Class C Common Stock being entitled to ten votes, except as otherwise required by law. Holders of Common Stock shall not be entitled to cumulate votes in the election of Directors.

            (ii)  Common Stock Conversion Rights.
                  ------------------------------

       (A)  In accordance with the terms of subparagraphs (b)(ii)(C) and
     (b)(ii)(D) of this Article FOURTH, (I) each share of Class B Common Stock is convertible, at the option of its holder, into one share of Class A Common Stock or, subject to the provisions of subparagraph (b)(vi)(C) of this Article FOURTH, one share of Class C Common Stock at any time and (II) each share of Class C Common Stock is convertible, at the option of its holder, into one share of Class A Common Stock at any time.

       (B) Upon compliance with the provisions of this subparagraph (b)(ii)(B), any Regulated Stockholder (as hereinafter defined) shall be entitled to convert, at any time and from time to time, any and all of the shares of Class C Common Stock held by such holder into the same number of shares of Class B Common Stock.

            (I) As used herein, (x) "Regulated Stockholder" means (a) any stockholder that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) or any successor to such regulation ("Regulation Y"), so long as such stockholder shall hold, and only with respect to, any Class C Common Stock, Class B Common Stock or Class A Common Stock, or shares issued upon conversion of such stock, (b) any Affiliate (as hereinafter defined) of a Regulated Stockholder that is a transferee of any Class C Common Stock, Class B Common Stock or Class A Common Stock, so long as such Affiliate shall hold, and only with respect to, any such shares of stock or shares issued upon conversion of such shares and
          (c) an individual, partnership, joint venture, corporation, association, trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof (a "Person"), to which a Regulated Stockholder or any of its Affiliates has transferred any Class C Common Stock, Class B Common Stock or Class A Common

          Stock, so long as such transferee shall hold, and only with respect to, any shares of such stock transferred by such stockholder or Affiliates or any shares issued upon conversion of such shares but only if such Person is (or any Affiliate of such Person is) subject to the provisions of Regulation Y or such shares are deemed controlled by the transferor pursuant to Section 2(g)(3) of the Bank Holding Company Act of 1956, as amended (the "BHCA"); and (y) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; for the purpose of the foregoing definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

            (II) The Corporation shall not convert or directly or indirectly purchase or otherwise acquire any shares of Class C Common Stock or Class A Common Stock or take any other action affecting the voting rights of the holders of such shares, if such action will increase the percentage of outstanding Class C Common Stock or Class A Common Stock owned by or controlled by any Regulated Stockholder (other than the stockholder which requested that the Corporation take such action, or which otherwise waives in writing its rights under this subpart (II)) unless the Corporation gives written notice (the "First Notice") of such action to each Regulated Stockholder. The Corporation will defer making any such conversion, purchase or other acquisition or taking any such other action for a period of 30 days (the "Deferral Period") after giving the First Notice in order to allow each such Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the Class C Common Stock or the Class A Common Stock it owns, controls or has the power to vote, and if any such Regulated Stockholder then elects to convert any shares of the Class C Common Stock or the Class A Common Stock, it shall notify the Corporation in writing within 20 days of the issuance of the First Notice, in which case the Corporation shall (x) promptly notify from time to time each other Regulated Stockholder holding shares of Class
          C Common Stock or Class A Common Stock of each such proposed conversion by a Regulated Stockholder, and (y) effect the conversion requested by all Regulated Stockholders in response to
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                                                                               7

          the notices given pursuant to subpart (D) below at the end of the Deferral Period or as soon thereafter as is reasonably practicable. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, the Corporation will not directly or indirectly redeem, purchase, acquire or take any other action affecting outstanding Class C Common Stock or Class A Common Stock if such action will increase above 24.9% the percentage of outstanding Common Stock owned by or controlled by any Regulated Stockholder and its Affiliates (other than a stockholder which waives in writing its rights under this paragraph).

       (C) Upon compliance with the provisions of subpart (D) below, (I) any holder of shares of Class B Common Stock shall be entitled to convert, at any time and from time to time, any and all shares of Class B Common Stock into the same number of shares of Class C Common Stock, (II) any holder of shares of Class B Common Stock shall be entitled to convert, at any time and from time to time, any and all shares of Class B Common Stock into the same number of shares of Class A Common Stock, and (III) any holder of shares of Class C Common Stock shall be entitled to convert, at any time and from time to time, any and all shares of Class C Common Stock into the same number of shares of Class A Common Stock; provided, however, that no
                                                    --------  -------
     holder of any shares of Class B Common Stock shall be entitled to convert any such shares into shares of Class C Common Stock or Class A Common Stock, and the Corporation shall not be required to record any such conversion, to the extent that, as a result of such conversion, such holder and its Affiliates, directly or indirectly, would own, control or have the power to vote a greater number of shares of Class C Common Stock or Class A Common Stock or other securities of any kind issued by the Corporation than such holder and its Affiliates shall be permitted to own, control or to have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates unless such conversion is in connection with the consummation of the disposition of such shares of Class C Common Stock or Class A Common Stock, as the case may be, pursuant to an effective registration statement under the Securities Act of 1933, as amended.

       If the Corporation shall in any manner subdivide (by stock split, reclassification, stock dividend or otherwise) or combine (by reverse stock split, reclassification or otherwise) the outstanding shares of the Class C Common Stock, Class B Common Stock or Class A Common Stock, the outstanding shares of the other class shall be proportionately subdivided, reclassified or combined, as the case may be, and effective provision shall be made for the protection of all conversion rights hereunder. In case of any reorganization, reclassification or change of shares of Class C Common Stock, Class B
     Common Stock or Class A Common Stock (other than a change in par value, or from par value to no par value as a result of a subdivision or combination), or in case of any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another entity (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Class C Common Stock, Class B Common Stock or Class A Common Stock), or in case of any sale, lease or other disposition to another entity (other than a wholly-owned subsidiary of the Corporation) of all or substantially all of the assets of the Corporation, each holder of a share of Class C Common Stock or Class B Common Stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share of Class C Common Stock or Class B Common Stock would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition by a holder of the number of shares of Class A Common Stock into which such shares of Class C Common Stock or Class B Common Stock, as the case may be, might have been converted immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition. In the event of such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion right of the shares of Class C Common Stock or Class B Common Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Class
     C Common Stock or Class B Common Stock into which such shares of Common Stock might have been converted immediately prior to such event. The Corporation shall not have the power to be a party to any merger, consolidation or recapitalization pursuant to which any holder of shares of Common Stock would be required to take (x) any voting securities, the voting provisions of which would cause such holder to violate any law, regulation or other requirement of any governmental body of the United States of America or any political subdivision thereof, applicable to such holder or (y) any securities convertible into voting securities, the voting provisions of which if such conversion took place would cause such holder to
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                                                                               9

     violate any law, regulation or other requirement of any governmental body of the United States of America or any political subdivision thereof, applicable to such holder other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation.

       (D)  To convert (I) Class C Common Stock into Class A Common Stock or
     (II) Class B Common Stock into Class C Common Stock or Class A Common Stock, as the case may be, as provided in this subparagraph (b)(ii) of this Article FOURTH, a holder must: (w) deliver written notice to the Corporation (or, if a conversion agent has been designated, to such agent);
     (x) surrender the Common Stock certificate to the officer or agent designated by the Corporation, in a written notice to such person, as conversion agent or if no such officer or agent is so designated, to the Corporation (the "Common Stock Conversion Agent"); (y) if the shares are being issued in a name other than that of the holder, furnish appropriate endorsements and transfer documents if required by the registrar for the Corporation's stock or the Common Stock Conversion Agent; and (z) if the shares are being issued in a name other than that of the holder, pay any transfer tax or similar tax if required by subpart (E) below. Except in the case of a conversion subject to paragraph (II) of subpart (B) above, the date on which the holder of Common Stock satisfies all of the foregoing requirements (w) through (y) is the conversion date. In the case of a conversion subject to paragraph (II) of subpart (B) above, the conversion shall be deemed effective upon expiration of the Deferral Period referred to therein, and, at such time, the person(s) in whose name or names any certificate(s) evidencing the converted shares are to be issued upon such conversion shall be deemed to have become the holder(s) of record of the converted shares. As soon as practicable, the Corporation shall deliver through the Common Stock Conversion Agent a certificate for the number of shares of Common Stock issuable upon the conversion. The person or persons in whose name the certificate or certificates are registered shall be treated as a stockholder or stockholders of record on or after the conversion date. If less than all the shares represented by the Common Stock certificate are being converted, a new stock certificate representing the unconverted shares shall be promptly issued by the Corporation to the holder thereof.

       (E) If a holder converts shares of Common Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Class B Common Stock or Class C Common Stock, as the case may be, upon such conversion. However, the holder shall pay any such tax which is due if and because the shares are issued in a name other than that of such holder.

       (F) The Corporation shall reserve out of its authorized but unissued Class C Common Stock, Class B Common Stock and Class A Common Stock and its Class C Common Stock, Class B Common Stock and Class A Common Stock held in treasury sufficient shares of Class C Common Stock, Class B Common Stock and Class A Common Stock to permit the conversion of all Common Stock pursuant to this subpart (ii). All shares of Class C Common Stock, Class B Common Stock and Class A Common Stock issued upon such conversion shall be fully paid and non-assessable.

       Shares of Class C Common Stock and Class B Common Stock that are converted into shares of the other class shall thereupon be canceled, shall cease to be issued shares and shall to the extent thereof increase the number of authorized but necessary shares of such first class.

       (G) Notwithstanding any other provision of this subpart (ii), the Corporation shall be entitled to rely for all corporate purposes exclusively and without independent verification and without regard to any other information of which it may at any time have knowledge upon the most recent certification it shall at any time have received from any holder as to (1) whether or not such holder is a Regulated Stockholder, (2) the number of shares of Class B Common Stock or Class C Common Stock owned or controlled by such holder, (3) the number of shares of Common Stock owned or controlled by such holder and its Affiliates, (4) whether or not any conversion proposed by such holder would result in such holder and its Affiliates, directly or indirectly, owning, controlling or having the power to vote a greater number of shares of Common Stock issued by the Corporation than such holder and its Affiliates shall be permitted to own, control or to have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates and (5) whether or not any proposed merger, consolidation or recapitalization referred to in the last sentence of subpart (C) above of which the Corporation has given such holder at least thirty (30) days' prior written notice would result in a violation referred to in such sentence. The Corporation shall promptly provide any information reasonably requested by any holder to enable such holder to certify as to the matters referred to in subclauses (4) and (5) above. If the Corporation shall not have received a certification as to any of the matters referred to in clauses (1) through (5) above from any holder, the Corporation shall be entitled to assume for all corporate purposes, without independent verification and without regard to any other information of which it may have knowledge, that (1) such holder is not a Regulated Stockholder, (2) such holder does not own or control any shares of Class B Common Stock or Class C Common Stock other than shares owned of record by such holder, (3) such holder and its Affiliates do not own or control any shares of Common Stock other than shares owned of record by such holder, (4) any conversion proposed by such holder will not result in such holder and its Affiliates, directly or indirectly, owning, controlling or having the power to vote a greater number of shares of Common Stock issued by the Corporation than such holder and its Affiliates are permitted to own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates, and (5) such merger, consolidation or recapitalization will not result in such a violation, respectively.

          (iii)  Liquidation Rights.  In the event of any liquidation,
                 ------------------
dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation shall be available for distribution, ratably, to the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock share and share alike, after payment in full of creditors and payment in full to any holders of Preferred Stock then outstanding of any amount required to be paid under the terms of the Preferred Stock.

          (iv)  Dividend Rights.  The holders of Class A Common Stock, Class B
                ---------------
Common Stock and Class C Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, subject to the rights of the holders of any series of Preferred Stock. Any such dividends shall be payable on shares of Class A Common Stock, Class B Common Stock and Class C Common Stock share and share alike; provided that no dividends shall be payable, with respect to the Class A
       --------
Common Stock, Class B Common Stock or Class C Common Stock, in either shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, or options, warrants or rights to acquire such stock, or securities convertible into or exchangeable for such stock, unless the shares, options, warrants, rights or
                             ------
securities so payable are payable, with respect to Class A Common Stock, Class B Common Stock or Class C Common Stock, in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, Class A Common Stock, Class B Common Stock or Class C Common Stock of the same type upon which the dividend is being paid.

            (v)  Transfer Restriction; Change of Control of Holders.
                 --------------------------------------------------

       (A) Except as provided in subparagraph (b)(v)(D) of this Article FOURTH, no person holding record ownership of shares of Class C Common Stock may transfer, and the Corporation shall not register the transfer of, such shares of Class C Common Stock, except to a Permitted Transferee of such holder. For the purposes hereof, a "Permitted Transferee" means any holder of Class C Common Stock who beneficially owned Class C Common Stock as of October [__], 1996, any Affiliate of such holder, any member of such holder's immediate family, or any trust or foundation for the benefit of any of the foregoing.

       (B) Notwithstanding anything to the contrary set forth herein, but subject to the provisions of subparagraph (b)(v)(D) of this Article FOURTH, in the event of any direct or indirect transfer of beneficial ownership of any shares of Class C Common Stock which, had such transfer also been a transfer of record ownership of such shares of Class C Common Stock, would not have been to a Permitted Transferee, each share of Class C Common Stock transferred shall be deemed, without further act on the part of the holder thereof or the Corporation, to be converted into one share of Class A Common Stock, and stock certificates formerly representing each share of Class C Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class C Common Stock could be converted pursuant to the terms hereof.

       (C) Notwithstanding anything to the contrary set forth herein, any event which would result in the automatic conversion of shares of Class C Common Stock into shares of Class A Common Stock shall not result in such conversion if, after such event, the record holder of such shares of Class C Common Stock is a corporation, limited liability company or partnership as to which, with respect to the shares of Class C Common Stock held by such corporation, limited liability company or partnership, any Permitted Transferee of the holder of Class C Common Stock prior to such event has, directly or indirectly, both investment power (which includes the power to dispose, or direct the disposition of, such shares of Class C Common Stock) and voting power (which includes the power to vote, or direct the voting of, such shares of Class C Common Stock); provided that no transaction or
                                               --------
     event intended to avoid the automatic conversion provision of this subparagraph (b)(v) of Article FOURTH shall in any event be entitled to the benefit of this subparagraph (b)(v)(C) of Article FOURTH.

       (D) Notwithstanding anything to the contrary set forth herein, any holder of Class C Common Stock may pledge such holder's shares of Class C Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for any indebtedness or other obligation of any person;

     provided that, even if such shares are registered in the name of the
     --------
     pledgee or its nominee (which registration is hereby expressly permitted and shall not be considered a transfer hereunder), such shares shall remain subject to the provisions of this subparagraph (b)(v) of Article FOURTH.
     In the event that such pledged shares of Class C Common Stock (the "Pledged Stock") are foreclosed upon, each share of such Pledged Stock shall be deemed, without further act on the part of the holder thereof or the Corporation, to be converted into one share of Class A Common Stock, and stock certificates formerly representing one share of Class C Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class C Common Stock could be converted pursuant to the terms hereof upon the earlier of (i) if the pledgor is contesting the foreclosure on such shares of Pledged Stock, 30 days after the date on which the foreclosure on such Pledged Stock becomes final and non-appealable or (ii) if the pledgor is not contesting the foreclosure on such shares of Pledged Stock, 30 days after the date on which such Pledged Stock is foreclosed upon; provided, that the Pledged Stock shall not be
                               --------
     automatically converted as provided in this subparagraph (b)(v)(D) of Article FOURTH hereof as a result of such foreclosure if, prior to expiration of either such 30-day period, the Pledged Stock shall be transferred by the pledgee or the purchaser in such foreclosure to a holder of Class C Common Stock or one or more Permitted Transferees of a holder of Class C Common Stock.

       (E) Notwithstanding anything to the contrary herein, the Corporation shall not register the transfer of any shares of Class C Common Stock, unless the transferee and the transferor of such Class C Common Stock have furnished such affidavits and other proof as the Corporation may reasonably request to establish that such proposed transferee is a Permitted Transferee. In addition, upon any purported transfer of shares of Class C Common Stock not permitted hereunder, each share of Class C Common Stock purported to be so transferred shall be deemed, without further act on the part of the holder thereof or the Corporation, to be converted into one share of Class A Common Stock, and stock certificates formerly representing shares of Class C Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class

     A Common Stock into which such shares of Class C Common Stock could be converted pursuant to the terms hereof, and the Corporation shall register such shares of Class A Common Stock in the name of the person to whom such shares of Class C Common Stock were purported to be transferred.

       (F) The Corporation shall include on the certificates for shares of Class C Common Stock a legend referring to the restrictions on transfer and registration of transfer imposed by this subparagraph (b)(v) of Article FOURTH.

            (vi) Automatic Conversion.
                 --------------------

       (A) In the event the aggregate number of shares of Class C Common Stock issued and outstanding at any time shall constitute less than nine percent (9%) of the total number of shares of Common Stock issued and outstanding at such time, then, without any further act on the part of any holder thereof or the Corporation, each share of Class C Common Stock then issued and outstanding shall be converted automatically into one share of Class A Common Stock, and stock certificates formerly representing each share of Class C Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class C Common Stock could be converted pursuant to the terms hereof. For purposes of the immediately preceding sentence, any shares of Class C Common Stock repurchased or otherwise acquired by the Corporation and not subsequently sold or otherwise transferred by the Corporation shall no longer be deemed "outstanding" from and after the date of repurchase. Any event set forth in subparagraph (b)(v) or (vi) of this Article FOURTH pursuant to which shares of Class C Common Stock have been automatically converted into shares of Class A Common Stock is hereafter referred to as an "Event of Automatic Conversion."

       (B) Conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected at the time the Event of Automatic Conversion occurred (the "Conversion Time"). The person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at and as of the Conversion Time, and the rights of such person as a holder of shares of Class C Common Stock with respect to the shares of Class C Common Stock that have been converted, shall cease and terminate at and as of the Conversion Time.

       (C) Upon the occurrence of an Event of Automatic Conversion, the holders of shares of issued and outstanding

     Class B Common Stock will no longer have the option to convert such shares into Class C Common Stock pursuant to subparagraph (b)(ii) of this Article FOURTH.

          FIFTH: The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation, recognizing that, under certain circumstances, the creation and issuance of such rights could have the effect of discouraging third parties from seeking, or impairing their ability to seek, to acquire a significant portion of the outstanding securities of the Corporation, to engage in any transaction which might result in a change of control of the Corporation or to enter into any agreement, arrangement or understanding with another party to accomplish the foregoing or for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

       (A) the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

       (B) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation;

       (C) provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

       (D) provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

       (E) provisions which permit the Corporation to redeem or exchange such rights, which redemption or exchange may be within the sole discretion of the Board of Directors, if the Board of Directors reserves such right to itself; and

       (F) the appointment of a rights agent with respect to such rights.

          Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock (as defined below), voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article FIFTH. For the purposes of this Amended and Restated Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

          SIXTH: (A) In furtherance, and not in limitation, of the powers conferred by law, the Board of Directors is expressly authorized and empowered:

       (i) to adopt, amend or repeal the Bylaws of the Corporation, provided,
                                                                    --------
     however, that any Bylaws adopted by the Board of Directors under the powers
     -------
     hereby conferred may be altered, amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto,

     provided further, that in the case of amendments by stockholders, the
     -------- -------
     affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal the Bylaws; and

         (ii) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by law.

          (B) The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.

          (C) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article SIXTH or to adopt, amend or repeal the Bylaws of the Corporation.

          SEVENTH: (A) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

          (B) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, a special meeting of the holders of stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called only by the Chairman of the Board of the Corporation, and shall be called by the Secretary of the Corporation at the request of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would at the time have if there were no vacancies (the "Whole Board").

          (C) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article SEVENTH.

          EIGHTH: (A) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, the Board shall consist of 10 to 15 directors, and may be increased or decreased from time to time, in such a manner as may be prescribed by the Bylaws of the Corporation.

          (B) Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

          (C) The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation, shall be divided into three classes as nearly equal in number as possible, and designated as Class I, Class II and Class III. Class I directors shall be initially elected for a term expiring at the 1997 annual meeting of stockholders, Class II directors shall be initially elected for a term expiring at the 1998 annual meeting of stockholders, and Class III directors shall be initially elected for a term expiring at the 1999 annual meeting of stockholders. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified.

          (D) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class.

          (E) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

          (F) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

          (G) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with this Article EIGHTH.

          NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this Article NINTH shall adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

          TENTH: Except as may be expressly provided in this Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law, and all powers, preferences and rights of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article TENTH, provided, however,
                                                             --------  -------
that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of law.

          IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President and attested by its Secretary and has caused its corporate seal to be hereunto affixed, this ____ day of __________, 1996.

                                 CARSON, INC.



                                 By:  ______________________________
                                      Name:
                                      Title:



Attest:  ___________________________________
            Name:
            Title: